Exhibit 10.2

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of December 3, 2018 (the “Effective Date”) and made between NETWORK DRIVE OWNER LLC (“Landlord”) and AVID TECHNOLOGY, INC. (“Tenant”).
BACKGROUND
A.Landlord’s predecessor-in-interest, Netview 5 and 6 LLC and Tenant entered into a lease dated November 20, 2009 (the “Lease”) for approximately 72,953 rentable square feet in the aggregate on portions of the first floor A Wing and B Wing, and the entire second floor (the “Premises”) in the building at 65 Network Drive, Burlington, Massachusetts (the “Building”).

B.Tenant desires to relinquish, and Landlord has agreed to take back, a portion of the Premises consisting of (i) approximately 2,260 rentable square feet of floor area on the first floor A Wing and (ii) the entire second floor being approximately 46,668 rentable square feet, both as depicted on Exhibit A attached hereto (collectively, the “Surrendered Premises”).

C.Landlord and Tenant now desire to amend the Lease to commemorate the relinquishment of the Surrendered Premises and to make certain other related changes to the Lease, all as set forth herein below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.The background recitals set forth above are incorporated into and made a part of this Amendment. All undefined capitalized terms used herein shall have the same meaning given to such terms in the Lease.

2.Tenant and Landlord agree that, on or prior to the Effective Date, Tenant has vacated and surrendered the Surrendered Premises in accordance with the applicable terms of the Lease, including all requirements of Section 6.1.9 of the Lease and this Amendment, and Landlord acknowledges and agrees that Tenant has complied with all yield up and surrender obligations under the Lease, including without limitation, the provisions of Section 6.1.9 and Paragraphs 10 and 11 of this Amendment. Effective as of the Effective Date, (a) the Lease shall terminate in part solely with respect to the Surrendered Premises, (b) neither Landlord nor Tenant shall have any thereafter accruing liability or obligation with respect to the Surrendered Premises, except for those provisions of the Lease that expressly survive termination, and (c) the Premises under the Lease shall be reduced to approximately 24,025 rentable square feet on portions of the first floor A and B Wings of the Building, substantially as shown on Exhibit B attached hereto. The portion of the Premises remaining after such surrender is referred to as the “Remaining Premises,” and shall be deemed to be the “Premises” for all purposes under the Lease from and after the Effective Date. For the avoidance of doubt, effective as of the Effective Date, the Connector Bridge shall no longer be a part of the Remaining Premises and shall not be considered Campus Common Area nor Building Common Area under the Lease.

3.Commencing on the day following the Effective Date (the “Rent Adjustment Date”), Tenant shall pay Fixed Rent in the reduced amounts set forth in Paragraphs 5 and 6 below.

4.Tenant shall be entitled to a refund of the Fixed Rent and all Additional Rent, including Operating Costs Excess and Tax Excess, paid by Tenant with respect to the Surrendered Premises from September 1, 2018 through the Effective Date, exclusive of all Utilities Charges for electricity and chilled water under Section 4.2.5 of the Lease, which refund shall be applied to offset any outstanding charges and the Monthly Fixed Rent due under the Lease for the following month(s). All monetary obligations relating to the Surrendered Premises shall be prorated through the Effective Date. If the amount of Operating Costs Excess or Tax Excess or of any other monetary obligation solely attributable to the Surrendered Premises has not been determined by the Effective Date, final adjustment shall be made when the amount thereof is determined and such amount, excluding Utilities Charges, shall be included in the rent refund provided for in this Paragraph 4.

5.From and after the Rent Adjustment Date, the schedule of the Annual Fixed Rent set forth in Section 1.1 of the Lease shall have no further applicability and Tenant shall pay Fixed Rent for the Remaining Premises annually in the amount set forth below, which are inclusive of Tenant’s share of the Connector Bridge amortization costs:

Rent Adjustment Date - May 31, 2020:	$823,247.52

6.From and after the Rent Adjustment Date, the schedule of Monthly Fixed Rent set forth in Section 1.1 of the Lease shall have no further applicability and Tenant shall pay Fixed Rent for the Remaining Premises monthly in the amount set forth below, which are inclusive of Tenant’s share of the Connector Bridge amortization costs:

Rent Adjustment Date - May 31, 2020:	$68,603.96

7.As of the Rent Adjustment Date, Tenant’s Percentage specified in Section 1.1 of the Lease shall be reduced to 13.45%.

8.Section 2.3 of the Lease and Section 2.5 of the Lease are hereby deleted in their entirety and of no further force or effect. The third paragraph of Section 2.1 relating to parking is hereby deleted and the following shall be substituted in its place: “Tenant shall be permitted, on an unreserved first-come first served basis, to use up to 3.6 spaces per 1000 rentable square feet of the Premises in the parking area serving the Building, or in a parking area reasonably proximate to the Building.”

9.Provided that as of the date of the notice specified below, and as of the commencement of the Extended Term (defined below), (a) Tenant is not in default and has not previously been in default of its monetary obligations under this Lease beyond any applicable grace period more than two times during the Original Term, and (b) Tenant has not subleased 20% or more of the sum total of (i) the rentable square footage of the Premises plus (ii) the rentable square footage of Tenant’s premises at 75 Network Drive leased pursuant to that certain Office Lease dated November 20, 2009 between Landlord and Tenant, both at the time of Tenant’s notice to Landlord exercising this option and as of the beginning of the Extended Term, Tenant shall have the right to extend the term of the Lease, exclusive of the Surrendered Premises, for one additional year, to begin immediately upon the expiration of the Original Term of the Lease (the “Extended Term”). All of the terms, covenants and provisions of the Lease shall apply to such Extended Term except that the Annual Fixed Rent Rate for the Extended Term, inclusive of Tenant’s share of the annual amortization costs of the Connector Bridge, shall be $843,828.72, and the Monthly Fixed Rent Rate, inclusive of the monthly installments of the Connector Bridge amortization costs, shall be $70,319.06. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing, not later than one (1) year prior to the expiration of the Original Term of the Lease, time being of the essence thereof. If Tenant timely gives such notice, the extension of the Lease shall be automatically effected without the execution of any additional documents. The Original Term and the Extended Term shall be referred to as the “term” or “Term” under the Lease. This extension option is personal to Avid Technology, Inc., and may not be assigned under any circumstance, except as permitted under the second full paragraph of Section 6.2.1 of the Lease.

10.Landlord and Tenant acknowledge that Tenant is leaving certain office and work station furniture in the Surrendered Premises as listed on Exhibit C attached hereto and made a part hereof (collectively, the “Surrendered Furniture”). Landlord acknowledges and agrees it has inspected the Surrendered Furniture prior to the Effective Date and shall accept the Surrendered Furniture “as-is,” in the condition the Surrendered Furniture was in as of the date of Landlord’s inspection, without any representations or warranties or obligations on the part of Tenant. Tenant shall have no obligation to remove any cabling and wiring from the Surrendered Premises that is connected to the Surrendered Furniture. All other cabling and wiring that is connected from the Surrendered Premises to the Remaining Premises shall be disconnected and removed by Tenant, at its sole expense, on or before the Effective Date.

11.Notwithstanding anything to the contrary contained in Section 6.1.9 of the Lease, upon the expiration or earlier termination of the Lease with respect to the Remaining Premises, Tenant’s sole yield up and surrender obligations shall be as specified in Exhibit F attached hereto and incorporated as if fully set forth herein.

12.Tenant agrees to execute and deliver an amended notice of lease in the form attached hereto as Exhibit D, which Landlord shall record following the full execution and delivery of this Amendment. Further, Tenant agrees to execute, acknowledge and deliver a notice of termination of lease, in Tenant’s name, upon Tenant’s execution of this Amendment, in the form attached hereto as Exhibit E, which Landlord shall hold in escrow until the expiration or earlier termination of the Lease.

13.As of the Effective Date, on account of Tenant’s relinquishment of the second floor portion of the Surrendered Premises, the Connector Bridge between the Building and the adjacent building at 75 Network Drive shall no longer be accessible by Tenant and may be utilized by another tenant of the Building to access that tenant’s premises. Accordingly, effective as of the Effective Date, the paragraph defining “Operating Costs” under Section 4.2.3 of the Lease shall be amended as follows: the last sentence thereof requiring Tenant to pay 100% of the charges for electricity and chilled water to the Connector Bridge shall be deleted and of no further force or effect. Section 5.9 of the Lease governing Landlord’s indemnification of Tenant is hereby amended by deleting the phrase “(excluding the Connector Bridge).” Section 6.1.5 of the Lease governing Tenant’s indemnification of Landlord is hereby amended by deleting the phrase “(including the Connector Bridge).”

14.
A.Landlord hereby advises that one of the entities affiliated with Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”), and with respect to which JPMorgan Chase Bank (“JPMCB”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

B.Landlord hereby represents and warrants to Tenant that, as of the Effective Date, the only Plan whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) is “Strategic Property Fund” (collectively, the “Existing 10% Plan”).

C.Tenant represents and warrants that as of the Effective Date, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true: (1) Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) (each a “Party in Interest”) with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that: (A) neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate JPMCB as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with JPMCB, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and (B) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in J.P. Morgan Chase & Co.

D.In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within 10 days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subparagraph C of this Section 10.12 with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under this Lease, one of the statements set forth in subparagraph C of this Section 10.12 will be true with respect to such 10% Plan.

15.Tenant represents, warrants, and covenants that neither Tenant nor any of its officers, directors, or, to Tenant’s actual knowledge as of the Effective Date, any material equity holders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant agrees that any assignee of the Lease or subtenant of the Premises shall provide the representation and warranty contained in this Paragraph 15.

16.Landlord represents, warrants, and covenants that neither Landlord nor any of its officers or directors (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

17.Landlord and Tenant agree that all rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rents as “rents from real property,” and (b) to effect an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section 10.15 shall be made so as to produce the equivalent rent (in economic terms) payable prior to such adjustment.

18.Tenant represents and warrants to Landlord that it has dealt with no broker in connection with the consummation of this Amendment and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

19.Tenant represents and warrants to Landlord that, to the best of Tenant’s actual knowledge, as of the Effective Date, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, defenses, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) Landlord has no further obligations with respect to the construction of the Premises.

20.Landlord and Tenant each represent, as to itself, (a) that it is validly existing and in good standing in the state where it was organized; (b) that it has the authority and capacity to enter into this Amendment and perform all of its obligations hereunder; (c) that all necessary action has been taken in order to authorize it to enter into and perform all of its obligations hereunder; (d) that the person executing this Amendment on its behalf is duly authorized to do so.

21.This Amendment contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein.

22.This Amendment shall not be valid and binding until executed, dated and delivered by Landlord, and may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile or other electronic transmittal of original signature versions of this Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

Except as amended hereby, the Lease is ratified and confirmed in all respects and shall continue in full force and effect.

[Signature page to follow]

Executed as a Massachusetts instrument under seal as of the Effective Date.

LANDLORD:

NETWORK DRIVE OWNER LLC,
a Delaware limited liability company

By:    NWD NC LLC, its Manager

By:     Nordblom Development Company, Inc.,
a Massachusetts corporation, its Manager

By: _/s/ Ogden Hunnewll________
Ogden Hunnewell
Executive Vice President

TENANT:

AVID TECHNOLOGY, INC. ,
a Delaware corporation

By: _/s/ Kenneth Gayron_________
Kenneth Gayron
Chief Financial Officer

EXHIBIT A

PLAN SHOWING THE SURRENDERED PREMISES

(Graphic Omitted)

EXHIBIT B

PLAN SHOWING THE REMAINING PREMISES

(Graphic Omitted)

EXHIBIT C

FURNITURE LIST

(Graphic Omitted)

EXHIBIT D

AMENDED AND RESTATED NOTICE OF LEASE

This Amended and Restated Notice of Lease hereby supersedes and replaces for all purposes the Notice of Lease dated November 20, 2009 by and between NetView 5 and 6 LLC, predecessor-in-interest to Landlord, and Avid Technology, Inc. which is recorded with Middlesex County (South District) Registry of Deeds in Book 53996, Page 475 (the “Prior Notice of Lease”). The Prior Notice of Lease is hereby deleted in its entirety, and is null and void for all purposes. Pursuant to Massachusetts General Laws Chapter 183, Section 4, notice is hereby given of the lease dated November 20, 2009 (the “Original Lease”), as amended by a First Amendment to Lease dated __________, 2018 (the “First Amendment”, with the Original Lease and the First Amendment collectively the “Lease”), as described below:

Parties to Lease:

Lessor:    Network Drive Owner LLC, having a mailing address of c/o Nordblom Management Company, Inc., 71 Third Avenue, Burlington, Massachusetts 01803.

Lessee:    Avid Technology, Inc., a Delaware corporation, having a place of business at 75 Network Drive, Burlington, Massachusetts 01803.

Date of Execution of Original Lease: November 20, 2009

Description of Leased Premises:

A portion of the entire building located at 65 Network Drive, Burlington, Middlesex County, Massachusetts, said entire building being described on Exhibit A attached hereto and made a part hereof.

The portion of the building thereof comprising the Leased Premises is described on Exhibit B attached hereto and made a part hereof.

Term of Lease and Right of Extension are set forth on Exhibit C attached hereto and made a part hereof

The purpose of this Amended and Restated Notice of Lease is solely to provide record notice of the Lease and shall not be construed to alter, modify or supplement the Lease. The provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Amended and Restated Notice of Lease, the provisions of the Lease shall take precedence and prevail over the provisions of this Amended and Restated Notice of Lease.

WITNESS the execution hereof under seal by said parties to said Lease.

LESSOR:

NETVIEW DRIVE OWNER LLC,
a Delaware limited liability company

By: NWD NC LLC,
its Manager

By: Nordblom Development Company, Inc.,
a Massachusetts corporation, its Manager

By:_________________________
    Ogden Hunnewell
Executive Vice President

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    _____________, 2018

On this _____ day of ___________, 2018, before me, the undersigned notary public, personally appeared Ogden Hunnewell, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Executive Vice President of Nordblom Development Company, Inc., a Massachusetts Corporation, in its capacity as manager of NWD NC LLC, in its capacity as manager of Network Drive Owner LLC.

_____________________________
Signature and seal of notary
My commission expires:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LESSEE:
Avid Technology, Inc.,
a Delaware corporation

By:
Name: Kenneth Gayron
Title: Chief Financial Officer

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    ___________, 2018

On this _____ day of ___________, 2018, before me, the undersigned notary public, personally appeared Kenneth Gayron, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Chief Financial Officer of Avid Technology, Inc., a Delaware corporation.

_______________________________
Signature and seal of notary
My commission expires:

EXHIBIT A

The four-story building in Burlington Massachusetts, located on the parcel of land identified as Lot 6 as shown on the “Definitive Subdivision Plan, Sun Microsystems” prepared by Vanasse Hangen Brustlin, Inc., recorded with Middlesex County (South District) Registry of Deeds as Plan 672 of 2007, and known as 65 Network Drive (the Building and such parcel of land hereinafter being collectively referred to as the “Property”). The Property is located within the office park located off Network Drive in Burlington, Massachusetts, known Network Drive at Northwest Park (the “Park”).

EXHIBIT B

A certain portion (the “Leased Premises”) of the building described on Exhibit A, said Leased Premises consisting of the following: a portion of Wing A and Wing B of the first floor of the building containing approximately 24,025 rentable square feet.

EXHIBIT C

Term of Lease and rights of extension:

1.    Term of Lease:

The term of the Lease is for ten (10) years commencing on June 1, 2010 and terminating on May 31, 2020.

2.    Right of Extension:

One (1) Extension Option to extend the Lease Term for a period of one (1) year.

FOR THE AVOIDANCE OF DOUBT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE PRIOR NOTICE OF LEASE:

A.	There are no rights of first offer, contraction options or options to purchase contained in the Lease.

B.	The only Extension Option contained in the Lease is as is listed above and stated in paragraph 9 of the First Amendment

EXHIBIT E

NOTICE OF TERMINATION OF LEASE

Reference is made to a certain Notice of Lease dated as of _________________, 2018, recorded with Middlesex County (South District) Registry of Deeds in Book _______ Page ____ (the “Notice of Lease”), pursuant to which Landlord and Tenant gave notice of a certain lease by and between Network Drive Owner LLC (“Landlord”) and Avid Technology, Inc. (“Tenant”), dated November __, 2018, as amended by a First Amendment to Lease dated September ___, 2018 (as amended, the “Lease”) of a certain premises located at 65 Network Drive in Burlington, Massachusetts, as more particularly described in the Notice of Lease (the “Premises”).
Landlord and Tenant hereby give notice that the Lease and the Notice of Lease are no longer in force or effect.
This instrument is executed as of ________________ ____, 2018 as a notice of termination of the aforesaid Lease and is not intended, nor shall it be deemed to vary or govern the interpretation of the terms and conditions thereof.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

LANDLORD:
NETWORK DRIVE OWNER LLC
a Delaware limited liability company
By:    NWD NC LLC, its Manager
By:    Nordblom Development Company, Inc.,
a Massachusetts corporation, its Manager

By:________________________
Ogden Hunnewell
Executive Vice President

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex             ______________ , 2018

On this _____ day of _________________, 2018, before me, the undersigned notary public, personally appeared Ogden Hunnewell, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the Executive Vice President of Nordblom Development Company, Inc., a Massachusetts Corporation, in its capacity as manager of NWD NC LLC, in its capacity as manager of Network Drive Owner LLC..

_____________________________
Signature and seal of notary
My commission expires:

[signatures continued on next page]

TENANT:
AVID TECHNOLOGY, INC.,
a Delaware corporation

By:______________________
Name:____________________
Title:_____________________

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex                    ___________, 2018

On this _____ day of _______________, 2018, before me, the undersigned notary public, personally appeared _________________________, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as __________________________ of Avid Technology, Inc., a Delaware Corporation.

_______________________________
Signature and seal of notary
My commission expires:

EXHIBIT F

TENANT REMOVAL AND RESTORATION OBLIGATIONS
SOLELY APPLICABLE TO THE REMAINING PREMISES IN 65 NETWORK DRIVE

1.	Tenant shall remove the following and restore the affected areas of the Premises to building standard finishes and systems(where applicable):

a.	Work stations, tables, desks, chairs

b.	Technology Towers

c.	Signage

d.	Marketing and branding materials

e.	Tenant’s lab and data center equipment

f.	Backup power equipment installed by Tenant, including UPS components and associated piping and electrical

g.	Tenant's compressed air system including compressor, electrical, and piping

h.	Power poles if any, and wiremold.

i.	Overhead plug-in busway and cable trays added by Tenant.

j.	Security system including card readers, electric strikes, magnetic contacts, motion sensors, CCTV cameras, panic buttons, cabling, ceiling mounted glass break detectors, and intercom stations

k.	AV equipment and mounts

l.	MDF and IDF rooms, racking, and equipment added by Tenant.

m.	Modifications to existing sprinkler systems, specifically new branch piping and mains that are specific to Tenant's use

n.	New domestic water and waste piping installations that are specific to tenant's use

o.	Direct TV dishes/antennae and associated rooftop equipment on the roof of the building and associated wiring

2.	The following provisions, and only the following provisions, of Section 6.1.9 of the Lease shall continue to apply:

a.
Tenant shall surrender all keys to the Premises and remove all trade fixtures and personal property (including, but not limited to, Tenant’s environmental chamber) and repair any damage caused by removal.

b.	Tenant shall surrender the Premises in broom-clean condition.

c.	The following four sentences:

“Any property required to be removed that is not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided; however, notwithstanding the foregoing, Tenant shall not be liable for any consequential damages if Tenant occupies the Premises for fewer than thirty (30) days beyond the expiration or earlier termination of this Lease. Except as specifically provided for in this Section 6.1.9, Tenant shall not be liable for any consequential damages for breach of any provision of this Lease.

“If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate equal to one and one-half (1.5) times the Rent in effect under this Lease as of the day prior to the date of expiration of this Lease, for the first thirty (30) days of such holding over, and thereafter at a daily rate of two (2) times the Rent in effect as of the day prior to the date of expiration of this Lease.”

3.
Notwithstanding anything to the contrary contained in this Exhibit F, if Tenant makes any installations, alterations or improvements in or to the Remaining Premises after the Effective Date of this Amendment, Landlord reserves the right to require removal of any of such installations, alterations or improvements.